                               EXHIBIT (11)(a)

                       Consent of KPMG Peat Marwick LLP

KPMG Peat Marwick LLP

Two Nationwide Plaza    Telephone 614-248-2300          Telefax 614-249-2348
Columbus, OH 43215



                                Auditors' Consent


The Board of Trustees of
    The BB&T Mutual Funds Group:

We consent to the use of our report dated November 16, 1995, included herein, for The BB&T Mutual Funds Group (comprised of The BB&T U.S. Treasury Money Market Fund, The BB&T Short-Intermediate U.S. Government Income Fund, The BB&T Intermediate U.S. Government Bond Fund, The BB&T North Carolina Intermediate Tax-Free Fund, The BB&T Growth and Income Stock Fund, The BB&T Balanced Fund, and the BB&T Small Company Growth Fund) for the year ended September 30, 1995 and the periods indicated therein, and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Accountants" in the Statement of Additional Information.


                                        /s/ KPMG Peat Marwick LLP
                                        KPMG PEAT MARWICK LLP


Columbus, Ohio
December 19, 1995